Exhibit 3.2

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

BARNES & NOBLE EDUCATION, INC.

BARNES & NOBLE EDUCATION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.

The name of the corporation is BARNES & NOBLE EDUCATION, INC. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State of Delaware”) on July 5, 2012 (as amended and in effect immediately prior to the adoption and effectiveness hereof, the “Original Certificate of Incorporation”), and the name under which the corporation was originally incorporated is NOOK Media Inc.

2.	The Amended and Restated Certificate of Incorporation of the corporation (the “Certificate of Incorporation”) was filed with the Secretary of State of Delaware on July 31, 2015.

3.

The Certificate of Incorporation was amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the corporation, filed with the Secretary of State of Delaware on September 21, 2017.

4.

Resolutions were duly adopted by the Board of Directors of the corporation (the “Board of Directors”) setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the corporation.

5.

Resolutions were duly adopted by the Board of Directors of the corporation, in accordance with the provisions of the Certificate of Incorporation set forth below, providing that, effective as of 5:01 p.m., Eastern Daylight Time, on the date this Certificate of Amendment is filed with the Secretary of State of Delaware, each one hundred (100) issued and outstanding shares of Common Stock of the corporation, par value $0.01 per share (the “Common Stock”), shall be converted into one (1) share of Common Stock, par value $0.01 per share, as constituted following such date.

6.	The Certificate of Incorporation is hereby further amended by revising SECTION 3 of ARTICLE IV to include a new paragraph (e) as follows:

“(e) Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”), each share of the Corporation’s common stock, par value $0.01 per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into a smaller number of shares such that each one hundred (100) shares of Old Common Stock issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock, par value $0.01 per share, of the Corporation (the “New Common Stock”), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation (the “Reverse Stock Split”). The Board of Directors shall make provision for the issuance of that number of fractions of New Common Stock such that any fractional share of a holder otherwise resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.”

7.

Pursuant to the resolutions of the Board of Directors, a meeting of the stockholders of the corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

8.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, Barnes & Noble Education, Inc. has caused this Certificate of Amendment to be executed by its Secretary on this 11th day of June, 2024.

BARNES & NOBLE EDUCATION, INC.

By:	/s/ Michael C. Miller
Michael C. Miller
Corporate Secretary